UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2015 (October 13, 2015)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(615) 255-0068
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 13, 2015, Cumberland Pharmaceuticals Inc., through its majority-owned subsidiary, Cumberland Emerging Technologies, Inc. ("Cumberland") executed a Strategic Alliance Agreement with Piramal Enterprises Limited ("Piramal") for the manufacture and supply of Active Pharmaceutical Ingredients ("API"). Under the terms of this agreement, Cumberland and Pirarmal will collaborate on the manufacture and supply of New Chemical Entities ("NCE"). Piramal will provide both development and commercial supplies of API for select Cumberland products. Piramal is a diversified conglomerate with operations in over thirty countries and five API manufacturing plants. Cumberland is a joint initiative among Cumberland Pharmaceuticals Inc., Vanderbilt University, the State of Tennessee (through LaunchTN) and Gloria Pharmaceuticals. Cumberland works with regional academic research centers to identify new biopharmaceutical candidates and advance those candidates from the laboratory to the clinic. Cumberland Pharmaceuticals Inc. would then have the opportunity to further develop and commercialize these products.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

October 16, 2015	By: A.J. Kazimi

Name: A.J. Kazimi
Title: Chief Executive Officer